Exhibit 99.1

West Announces First-Quarter 2024 Results and
Declares Third-Quarter 2024 Dividend
- Conference Call Scheduled for 9 a.m. EDT Today -

Exton, PA, April 25, 2024 – West Pharmaceutical Services, Inc. (NYSE: WST) today announced its financial results for the first-quarter 2024 and updated full-year 2024 financial guidance.

First-Quarter 2024 Summary (comparisons to prior-year period)
•Net sales of $695.4 million declined 3.0%; organic net sales also declined by 3.0%.
•Reported-diluted EPS of $1.55 declined by 16.2%.
•Adjusted-diluted EPS of $1.56 declined by 21.2%.
•The Company is reaffirming full-year 2024 net sales guidance in a range of $3.000 billion to $3.025 billion.
•The Company is raising full-year 2024 adjusted-diluted EPS guidance to a new range of $7.63 to $7.88, compared to a prior range of $7.50 to $7.75.
•The Company also announced that its Board of Directors has approved a third-quarter 2024 dividend of $0.20 per share. The dividend will be paid on August 7, 2024, to shareholders of record as of July 31, 2024.

“Adjusted-diluted EPS” and “organic sales growth” are Non-U.S. GAAP measurements. See discussion under the heading “Non-U.S. GAAP Financial Measures” in this release.

“We had a solid start to the year and our full-year 2024 financial outlook remains unchanged," said Eric M. Green, President, Chief Executive Officer and Chair of the Board of Directors. “We are actively managing the timing of inventory decisions by some of our customers, and our recent order trends reinforce our prior outlook for stronger organic sales growth in the second half of the year. As we navigate the near-term headwinds, we are controlling our costs while making strategic investments in new manufacturing capacity in both our Contract Manufacturing segment and our Proprietary Products segment, which positions us well for future organic sales growth.”

Proprietary Products Segment
Net sales declined by 4.0% to $559.5 million. Organic sales declined by 4.0% with currency translation positively impacting sales growth by 50 basis points. High-value products (components and devices) represented 72% of segment sales and an organic sales decline of low-single digits.

The Biologics market unit had low-single digit organic sales growth. The Pharma market unit had a high-single digit organic decline in sales, and the Generics market unit declined double digits. Proprietary Products segment growth was led by NovaPure®, self-injection device platforms and Daikyo Crystal Zenith® components, which were more than offset by declines in FluroTec®, Westar® and standard components.

Contract-Manufactured Products Segment
Net sales increased by 1.8% to $135.9 million. Organic sales growth was 1.3% with currency translation positively impacting sales growth by 50 basis points. Segment performance was led by growth in sales of components associated with diagnostic devices.

Financial Highlights
Operating cash flow was $118.2 million, a decrease of 14.4%. Capital expenditures in the quarter were $90.6 million. Free cash flow (operating cash flow minus capital expenditures) was $27.6 million, a decrease of 50.7%.

During the quarter, the Company repurchased 729,679 shares for $267.0 million at an average share price of $365.87 under its share repurchase program.

Full-Year 2024 Financial Guidance
•The Company is reaffirming full-year 2024 financial guidance of net sales in a range of $3.000 billion to $3.025 billion.
◦Organic net sales growth is expected to be approximately 2% to 3%.
◦Net sales guidance includes an estimated full-year 2024 headwind of approximately $8.0 million based on current foreign currency exchange rates.
•The Company is raising full-year 2024 financial guidance of adjusted-diluted EPS to a new range of $7.63 to $7.88, compared to a prior range of $7.50 to $7.75.
◦Full-year adjusted-diluted EPS guidance range includes an estimated headwind of approximately $0.04 based on current foreign currency exchange rates, which is an increase from prior guidance of $0.02.
◦The updated guidance also includes EPS of $0.15 associated with first-quarter 2024 tax benefits from stock-based compensation.
◦For the remaining quarters of the year, our EPS guidance range assumes a tax rate of 22.5% and does not include potential tax benefits from stock-based compensation. Any tax benefits associated with stock-based compensation beyond those recorded in the first-quarter 2024 would provide a positive adjustment to our full-year adjusted-diluted EPS guidance.
•Full-year 2024 capital spending guidance is unchanged and is expected to be $350 million.

First-Quarter 2024 Conference Call
The Company will host a conference call to discuss the results and business expectations at 9:00 a.m. Eastern Time today. The live audio-only webcast will be made available via the Company's Investor Relations website at www.westpharma.com.

To participate and ask questions during the conference call, you must register in advance at https://register.vevent.com/register/BIe5bc0234730940b7b2482d1727cc668b. Upon registration, all telephone participants will receive the dial-in number along with a unique PIN number that will be used to access the call.

Management will refer to a slide presentation during the call, which will be made available on the day of the call. To view the presentation, select "Presentations" in the "Investors" section of the Company's website.

A replay of the conference call and webcast will be available on the Company's website for 30 days.

Investor Contact:	Media Contact:
Quintin Lai	Michele Polinsky
Vice President, Investor Relations	Vice President, Global Communications
(610) 594-3318	(610) 594-3054
Quintin.Lai@westpharma.com	Michele.Polinsky@westpharma.com

Forward-Looking Statements
This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include such words as “outlook,” “trends,” “are,” “future,” “expected,” “estimate,” “estimated,” “assumes,” “potential,” “would provide,” “will,” and other similar terminology. These statements reflect management’s current expectations regarding future events and operating performance and speak only as of the date of this release. There is no certainty that actual results will be achieved in-line with current expectations. These forward-looking statements involve a number of risks and uncertainties. The following are some of the factors that could cause our actual results to differ materially from those expressed in or underlying our forward-looking statements: prevailing economic conditions and general uncertainties relating thereto that may be unknown and unforeseeable; customers’ changing inventory requirements and manufacturing plans and customer decisions to move forward with our new products and product categories; interruptions or weaknesses in our supply chain, illness in our workforce and access to transport for our products; disruptions or limitations in the Company’s manufacturing capacity; average profitability, or mix, of the products we sell; dependence on third-party suppliers and partners; increased raw material, energy and labor costs; fluctuations in currency exchange; the ability to meet development milestones with key customers; and the consequences of other geopolitical events, including natural disasters, acts of war, and global health crises. This list of important factors is not all inclusive. For a description of certain additional factors that could cause the Company’s future results to differ from those expressed in any such forward-looking statements, see Part I Item 1A, entitled “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and other filings with the United States Securities and Exchange Commission, including the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K.

Except as required by law or regulation, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, therefore you should not rely on these forward-looking statements as representing our views as of any date other than today.

Non-U.S. GAAP Financial Measures
This release contains certain non-GAAP financial measures, including organic net sales and adjusted-diluted EPS. For the purpose of aiding the comparison of our year-over-year results, we may refer to net sales and other financial results excluding the effects of changes in foreign currency exchange rates. Organic net sales exclude the impact from acquisitions and/or divestitures and translate the current-period reported sales of subsidiaries whose functional currency is other than the U.S. Dollar at the applicable foreign currency exchange rates in effect during the comparable prior-year period. We may also refer to financial results excluding the effects of unallocated items. The re-measured results excluding effects from currency translation and excluding the effects of unallocated items are not in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and should not be used as a substitute for the comparable U.S. GAAP financial measures. The non-U.S. GAAP financial measures are incorporated into our discussion and analysis as management uses them in evaluating our results of operations and believes that this information provides users a valuable insight into our overall performance and financial position. A reconciliation of these adjusted non-U.S. GAAP measures to the comparable U.S. GAAP financial measures is included in the accompanying tables.

WEST PHARMACEUTICAL SERVICES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(in millions, except per share data)

	Three Months Ended March 31,
	2024		2023
Net sales	$695.4	100%	$716.6	100%
Cost of goods and services sold	465.2	67	445.3	62
Gross profit	230.2	33	271.3	38
Research and development	17.6	2	17.1	2
Selling, general and administrative expenses	86.7	13	86.0	12
Other expense (income)	3.1	—	12.9	2
Operating profit	122.8	18	155.3	22
Interest (income) expense, net	(4.6)	—	(2.6)	—
Income before income taxes and equity in net income of affiliated companies	127.4	18	157.9	22
Income tax expense	16.4	2	23.6	3
Equity in net income of affiliated companies	(4.3)	(1)	(5.7)	(1)
Net income	$115.3	17%	$140.0	20%

Net income per share:
Basic	$1.57		$1.88
Diluted	$1.55		$1.85

Average common shares outstanding	73.5		74.5
Average shares assuming dilution	74.3		75.7

WEST PHARMACEUTICAL SERVICES
REPORTING SEGMENT INFORMATION
(UNAUDITED)
(in millions)

	Three Months Ended March 31,
Net Sales:	2024	2023
Proprietary Products	$559.5	$583.1
Contract-Manufactured Products	135.9	133.5
Eliminations	—	—
Consolidated Total	$695.4	$716.6

Gross Profit:
Proprietary Products	$207.1	$247.8
Contract-Manufactured Products	23.1	23.5
Gross Profit	$230.2	$271.3
Gross Profit Margin	33.1%	37.9%

Operating Profit (Loss):
Proprietary Products	$126.3	$170.7
Contract-Manufactured Products	17.1	17.4
Stock-based compensation expense	(5.0)	(8.5)
General corporate costs	(15.6)	(24.3)
Reported Operating Profit	$122.8	$155.3
Reported Operating Profit Margin	17.7%	21.7%

Unallocated items	0.2	9.6
Adjusted Operating Profit	$123.0	$164.9
Adjusted Operating Profit Margin	17.7%	23.0%

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Reported and Adjusted Operating Profit, Net Income and Diluted EPS

Three months ended March 31, 2024	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$122.8	$16.4	$115.3	$1.55
Unallocated items:
Amortization of acquisition-related intangible assets (1)	0.2	—	0.7	0.01
Adjusted (Non-U.S. GAAP)	$123.0	$16.4	$116.0	$1.56

Three months ended March 31, 2023	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$155.3	$23.6	$140.0	$1.85
Unallocated items:
Amortization of acquisition-related intangible assets (1)	0.2	—	0.7	0.01
Loss on disposal of plant (2)	9.4	—	9.4	0.12
Adjusted (Non-U.S. GAAP)	$164.9	$23.6	$150.1	$1.98

(1)During the three months ended March 31, 2024 and 2023, the Company recorded $0.2 million of amortization expense within operating profit associated with an intangible asset acquired during the second quarter of 2020. During the three months ended March 31, 2024 and 2023, the Company recorded $0.5 million of amortization expense in association with an acquisition of increased ownership interest in Daikyo.

(2)During the three months ended March 31, 2023, the Company recorded expense of $9.4 million within other expense (income), as a result of the sale of one of the Company's manufacturing facilities within the Proprietary Products segment. The transaction closed during the second quarter of 2023.

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Net Sales to Organic Net Sales (3 and 4)

Three months ended March 31, 2024	Proprietary	CM	Eliminations	Total
Reported net sales (U.S. GAAP)	$559.5	$135.9	$—	$695.4
Effect of changes in currency translation rates	(2.8)	(0.6)	—	(3.4)
Organic net sales (Non-U.S. GAAP) (3)	$556.7	$135.3	$—	$692.0

Three months ended March 31, 2023	Proprietary	CM	Eliminations	Total
Reported net sales (U.S. GAAP)	$583.1	$133.5	$—	$716.6
Effect of divestitures and/or acquisitions	(3.2)	—	—	(3.2)
Net sales excluding divestiture (Non-U.S. GAAP) (4)	$579.9	$133.5	$—	$713.4

(3)Organic net sales exclude the impact from acquisitions and/or divestitures and translate the current-period reported sales of subsidiaries whose functional currency is other than the U.S. dollar at the applicable foreign currency exchange rates in effect during the comparable prior-year period.

(4)Net sales excluding divestitures represents the 2023 comparative sales figure used in our organic sales growth calculation to eliminate the impact of our 2023 divestiture.

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Reported-Diluted EPS Guidance to Adjusted-Diluted EPS Guidance

	2023 Actual	2024 Guidance	% Change
Reported-diluted EPS (U.S. GAAP)	$7.88	$7.59 to $7.84	(3.7%) to (0.5%)
Loss on disposal of plant	0.16
Cost investment activity	0.06
Restructuring and other charges	(0.02)
Amortization of acquisition-related intangible assets	0.04	0.04
Legal settlement	(0.04)
Adjusted-diluted EPS (Non-U.S. GAAP) (5)	$8.08	$7.63 to $7.88	(5.6%) to (2.5%)

Notes:

See “Full-year 2024 Financial Guidance” and “Non-U.S. GAAP Financial Measures” in today’s press release for additional information regarding adjusted-diluted EPS.

(5)We have opted not to forecast 2024 tax benefits from stock-based compensation in upcoming quarters, as they are out of the Company’s control. Instead, we recognize the benefits as they occur. In the first-quarter 2024, tax benefits associated with stock-based compensation increased adjusted-diluted EPS by $0.15. Any future tax benefits associated with stock-based compensation that we receive in 2024 would provide a positive adjustment to our full-year EPS guidance. In full-year 2023, tax benefits associated with stock-based compensation increased adjusted-diluted EPS by $0.42.

WEST PHARMACEUTICAL SERVICES
CASH FLOW ITEMS
(UNAUDITED)
(in millions)

	Three Months Ended March 31,
	2024	2023
Depreciation and amortization	$35.6	$31.6
Operating cash flow	$118.2	$138.1
Capital expenditures	$90.6	$82.1
Free cash flow	$27.6	$56.0

WEST PHARMACEUTICAL SERVICES
FINANCIAL CONDITION
(UNAUDITED)
(in millions)

	As of March 31, 2024	As of December 31, 2023
Cash and cash equivalents	$601.8	$853.9
Accounts receivable, net	$524.0	$512.0
Inventories	$429.9	$434.7
Accounts payable	$240.1	$242.4
Debt	$206.2	$206.8
Equity	$2,680.6	$2,881.0
Working capital	$1,044.5	$1,264.6

Trademark Notices

Trademarks and registered trademarks are the property of West Pharmaceutical Services, Inc., in the United States and other jurisdictions, unless noted otherwise.

Daikyo Crystal Zenith® and Daikyo CZ® are registered trademarks of Daikyo Seiko, Ltd. Daikyo Crystal Zenith technologies are licensed from Daikyo Seiko, Ltd.